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                       EXHIBIT 23.2    CONSENT OF BKD LLP




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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement of Ameriana Bancorp on Form S-8 of our report dated February 3, 2006, except for
Note 20 as to which the date is March 8, 2006, on our audits of the consolidated financial statements of Ameriana Bancorp as of December 31, 2005 and 2004, and for the years ended December 31, 2005, 2004 and 2003, which report is included in Ameriana Bancorp's Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ BKD LLP

Indianapolis, Indiana
October 5, 2006